UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 29, 2007

VUBOTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-28883	58-2212465
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

235 Peachtree Street NE, Suite 1725, Atlanta, Georgia 30303
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  404-474-2576

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

VuBotics, Inc. (the “Company”) hereby amends its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 15, 2007 in order to supplement information disclosed under Item 4.01.

(a) The Board of Directors of the Company had approved the appointment of  the firm of E. Phillip Bailey, CPA (“Bailey”) as the Company’s independent registered public accounting firm in connection with the Company’s audit of its financial statements for the fiscal years ended December 31, 2006 and 2007, and the shareholders of the Company had ratified such appointment.  However, because the Company’s principal accountant at Bailey, Mr William T. Uniack, resigned from Bailey in February 2007 in order to form his own independent registered public accounting firm, WT Uniack & Co. (“Uniack”), on February 15, 2007, the Board of Directors approved (i) the dismissal of Bailey as the Company’s independent registered public accounting firm and (ii) the engagement of Uniack as the Company’s independent registered public accounting firm in order to maintain the continuity of the Company’s accounting and auditing services.  The Board of Directors advised Bailey that it had been dismissed as the Company’s independent registered public accounting firm on February 15, 2007.

Bailey’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

(i)                                     Bailey’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2005 included the following statement:  “The accompanying consolidated financial statements have been prepared assuming that the Company was a going concern.  As discussed in Note 8 to the financial statements, the Company has suffered recurring losses and has a net capital deficiency.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 8.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.”

During the Company’s fiscal years ended December 31, 2006 and 2005, and the interim period through February 15, 2007, there was no disagreement between the Company and Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Bailey, would have caused Bailey to make reference to the subject matter of such disagreement in connection with its report on the Company’s consolidated financial statements for such periods.  During the Company’s past two fiscal years and the interim period through February 15, 2007, Bailey did not advise the Company of any of the matters specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided Bailey with a copy of the above disclosures and requested that Bailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Bailey agrees with the foregoing statements.  A copy of the letter is attached as Exhibit 16.1 to this Form 8-K/A.

(b) As described in item 4.01(a) above, on February 15, 2007, the Company’s Board of Directors resolved to engage WT Uniack & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.  The engagement of WT Uniack & Co. was unanimously approved by the Board of Directors.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from E. Phillip Bailey, CPA dated June 28, 2007 addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VuBotics, Inc.

By:	/s/ Phillip E. Lundquist
	Name:	Phillip E. Lundquist
	Title:	Chief Executive Officer
	Date:	June 29, 2007